COMMAND BUS COMPANY, INC.
                              FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004


                          INDEX TO FINANCIAL STATEMENTS

                                                                     Page Number
                                                                     -----------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                    F-1


BALANCE SHEETS AT DECEMBER 31, 2006 AND 2005                               F-2


STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2006,
2005 AND 2004                                                              F-3

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004                       F-4


STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2006,
2005 AND 2004                                                              F-5

NOTES TO FINANCIAL STATEMENTS                                              F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Command Bus Company, Inc.

     We have audited the accompanying balance sheets of Command Bus Company, Inc (the "Company"). as of December 31, 2006 and 2005 and the related statements of operations, changes in shareholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Command Bus Company, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

     As discussed in Notes 1 and 3 of the notes to the financial statements, the Company entered into an agreement on November 29, 2005 with the City of New York, which subsequently closed on December 5, 2005 to sell all of the Company's assets used in connection with the Company's bus operations. As such, the financial statements of the Company present the operations of the bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."



Weiser LLP
New York, New York
November 6, 2007

                            COMMAND BUS COMPANY, INC.

                                 BALANCE SHEETS


                                     ASSETS

                                                        December 31,
                                            ----------------------------------
                                                 2006               2005
                                            ----------------     -------------

Current Assets:
Assets of discontinued operation            $     1,375,401      $ 5,023,112
                                            ----------------     -------------
Total assets                                $     1,375,401      $ 5,023,112
                                            ================     =============


                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Liabilities of discontinued operation       $  749,066           $ 9,246,566
                                            -----------------    -------------
Total liabilities                              749,066             9,246,566
                                            -----------------    -------------


Commitments and contingencies

Shareholders' equity (deficiency):
Common stock, no par value; 200 shares authorized, issued and          500,000         500,000
outstanding
Retained earnings accumulated (deficit)                                126,335        (530,315)
Accumulated other comprehensive (loss)                                       -      (4,193,139)
                                                                   ------------   -------------
Total shareholders' equity (deficiency)                                626,335      (4,223,454)
                                                                   ------------   -------------
Total liabilities and shareholders' equity (deficiency)            $ 1,375,401    $  5,023,112
                                                                   ============   =============


The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.


                                                                         COMMAND BUS COMPANY, INC.

                                                                         STATEMENTS OF OPERATIONS

                                                                            Years Ended December 31,
                                                             ---------------------------------------------------
                                                                   2006               2005               2004
                                                             -----------------   ---------------    ------------

Income (loss) from operations of discontinued operation,
net of tax                                                     $     656,650     $   (1,646,778)    $  (336,643)
Gain on sale of discontinued operation net of taxes                        -          2,533,095               -
                                                             -----------------   ---------------    ------------

Net income (loss)                                              $     656,650      $     886,317      $ (336,643)
                                                             =================   ===============    =============
Income (loss) per common share--basic and diluted:

Income (loss) from operations of discontinued operation,
net of taxes                                                   $    3,283.25      $   (8,233.89)     $(1,683.22)
                                                             =================   ===============    =============

Gain on sale of discontinued operation, net of taxes           $           -      $   12,665.48      $        -
                                                             =================   ===============    =============


Net income (loss) per common share-basic and diluted           $    3,283.25      $    4,431.59      $(1,683.22)
                                                             =================   ===============    =============

Weighted-average common shares outstanding--basic and
diluted                                                                200.0              200.0            200.0
                                                             =================   ===============    =============


The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.


                            COMMAND BUS COMPANY, INC.
            STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
              FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

                           Common Stock

                                                       Retained             Accumulated
                                                       Earnings             Other               Total Shareholder
                           Outstanding                 Accumulated          Comprehensive       Equity
                           Shares        Amount        (Deficit)            Income (Loss)       (Deficiency)
                           -----------   ------        -----------          -------------       -----------------

Balance at
December 31, 2003          200         $ 500,000      $   (1,079,989)       $ (1,826,575)      $   (2,406,564)
                                                                                                -----------------

Comprehensive
loss:
Net loss                     -               -              (336,643)                  -             (336,643)
Unrealized
(loss) on
available for
sale securities              -               -                     -              (1,536)              (1,536)
Minimum pension
liability
adjustment                   -               -                     -          (1,005,574)          (1,005,574)
                                                                                                -----------------

Total
comprehensive
loss                                                                                               (1,343,753)
                           -----------   ------        -----------          -------------       -----------------

Balance at
December 31, 2004          200         500,000         (1,416,632)            (2,833,685)          (3,750,317)
                                                                                                -----------------

Comprehensive
loss:
Net income                   -               -            886,317                      -              886,317
Unrealized gain
on available for
sale securities              -               -                  -                  1,012                1,012
Minimum pension
liability
adjustment                   -               -                  -             (1,360,466)          (1,360,466)
                                                                                                -----------------

Total
comprehensive
loss                                                                                                 (473,137)
                           -----------   ------        -----------          -------------       -----------------

Balance at
December 31, 2005          200         500,000           (530,315)            (4,193,139)          (4,223,454)
                                                                                                -----------------

Comprehensive
income:
Net income                   -               -            656,650                      -              656,650
Minimum pension
liability
adjustment                   -               -                  -              4,193,139            4,193,139
                                                                                                 ------------------
Total
comprehensive
income                                                                                              4,849,789
                          -----------------------------------------------------------------------------------------

Balance at
December 31,
2006                       200       $ 500,000     $      126,335        $             -       $      626,335
                         ===========   ======         ===========          =============       =================


The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

                            COMMAND BUS COMPANY, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                   Year ended December 31,
                                                                      --------------------------------------------------

                                                                           2006            2005             2004
                                                                      --------------    ------------    -----------------

  Operating activities:
  Net income (loss)                                                      $ 656,650      $   886,317     $    (336,643)
  Income (loss) from discontinued operation                                656,650          886,317          (336,643)
                                                                      --------------    ------------    -----------------

  Income (loss) from continuing operations                                      -                 -                 -
                                                                      --------------    ------------    -----------------

  Net cash flow (used in) provided by operating activities
  attributable to discontinuined operations                             (1,746,274)      (3,157,908)          451,085
                                                                      --------------    ------------    -----------------

  Net cash (used in) provided by operating activities                   (1,746,274)      (3,157,908)          451,085
                                                                      --------------    ------------    -----------------

  Investing activities:
  Proceeds from sale of discontinued operation                             809,635        3,405,000                 -
                                                                      --------------    ------------    -----------------

  Net cash flow provided by investing activities attributable to
  discontinued operation                                                         -                -                 -
                                                                      --------------    ------------    -----------------

  Net cash provided by investing activities                                809,635        3,405,000                 -
                                                                      --------------    ------------    -----------------

  Financing activities:
  Net cash flow provided by (used in) financing activities
  attributable to discontinued operations                                       -           649,394          (482,696)
                                                                      --------------    ------------    -----------------

  Net cash provided by (used in) financing activities                           -           649,394          (482,696)
                                                                      --------------    ------------    -----------------

  Net (decrease) increase in cash and cash equivalents                    (936,639)         896,486           (31,611)
  Cash and cash equivalents at the beginning of year                     1,847,333          950,847           982,458
                                                                      --------------    ------------    -----------------

  Cash and cash equivalents at the end of year                           $ 910,694      $ 1,847,333     $     950,847
                                                                      ==============    ============    =================
  Supplemental cash flow information:
  Interest paid                                                          $     413      $    27,553     $       1,190
                                                                      ==============    ============    =================

  Cash Paid--For Taxes                                                    $880,000      $   238,523     $       2,292
                                                                      ==============    ============    =================


The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

                            COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

1.  DESCRIPTION OF BUSINESS:

     Command Bus Company, Inc. (the "Company") or ("Command") operated franchised transit bus routes in the City of New York ("the City") pursuant to an operating authority which had been extended until April 30, 2005 and an Operating Assistance Agreement ("OAA") with the City which expired on September 30, 1997. The Company and the City have, by mutual understanding, continued to abide by the terms of the OAA. Funding for, and continuation of, operations of the Company's franchised transit bus routes was dependent upon the continuation of its operating authority and operating assistance relationship with the City.

     On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on December 5, 2005 (the "Transition Date") with the City to buy, all of the Company's assets used in connection with the Company's bus operations (the "Acquired Assets"). The Acquired Assets included fixtures, furniture and equipment; maintenance records; personnel records; operating schedules; and the intangible value of the development, administration and maintenance of such assets, including the value related to the development and training of employees, the value related to the development of routes and operating schedules, and going concern value or good will for a purchase price of $3,405,000. Under the terms of the Agreement, the City paid additional consideration as follows: (1) an amount equal to the actual invoice cost for the Company's inventory of spare parts and fluids, provided that the Company represent and warrant to the City that it has paid or will pay such invoiced amounts; (2) an amount equal to the book value (net of accumulated depreciation) of the Company's other tangible assets that are Acquired Assets as of the date of closing; (3) if all of the Claimants in the Non-Union Employees v. New York City Department of Transportation and Green Bus Lines, Inc. execute Settlement Authorization Forms, the City will pay the Company an additional $68,100. If less than 100% of the Claimants execute Settlement Authorization Forms, the City will pay the Company an additional amount to be determined by multiplying the percentage of the Claimants who executed the Forms by $300,000, and the Company will receive 13.62% of the amount.

     Under the Agreement, the City has assumed, and will defend and indemnify the Company against the following: (1) all claims as a result from operations and maintenance of buses up through and including the Transition Date; (2) all claims, losses or damages for bodily injury and/or property damage resulting from or alleged to result from the operation and/or maintenance of buses up to the Transition Date; (3) any and all funding obligations, claims, losses, damages, fines, costs and expenses associated with any withdrawal, termination, freezing or other liability related to the various pension plans; (4) all claims with respect to accrued leave; (5) any claims made by any union or any member of any union arising under any collective bargaining agreement; (6) obligation to pay additional or retrospective premiums in connection with any Workers' Compensation Retrospective Policy; (7) obligation to pay accumulated holiday pay; and (8) any claim or demand is made, any and all claims asserted by vendors in regard to Bus Service, up through and including the Transition Date.

Subsidy Programs:

     Pursuant to the OAA, the Company received significant operating subsidies from federal, state and local government agencies. Through December 31, 2003, the total annual subsidy was based on a formula which provided the Company a reimbursement of operating deficits subject to annual caps on the rate of increase in reimbursable expenses. As of January 1, 2004, there was no cap on reimbursement of operating deficits, but certain labor costs were not reimbursed. The OAA provided that the Company could earn a fixed annual management fee and additional quarterly fees if certain performance standards are met.

                            COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

1.  DESCRIPTION OF BUSINESS: Continued

     Operating assistance provided by state and local governments totaled $120,208, $18,938,064, and $17,041,545 in 2006, 2005 and 2004 respectively, and was paid to the Company under the provisions of the OAA. In addition to the annual subsidy, the City reimbursed the Company for vehicle liability insurance premiums which covered the operation of the vehicles, and such costs.

     Under the OAA, the City guaranteed the payment of the Company's self-insured injuries and damages claims incurred through December 31, 2001. As further discussed below under "Injuries and Damages Claims Reserve," effective January 1, 2002, the City provided an vehicle liability insurance program which did not require the Company to retain self-insurance for any portion of injuries and damages claims coverage. The City will still reimburse the Company and damages or claims filed that were incurred prior to January 1, 2002.

     The City withheld and currently holds a portion of the annual subsidy for injuries and damages claims accrued as of December 31, 2002, for claims which occurred prior to January 1, 2002. Such withheld amounts will be received when the related claims are paid subject to a minimum funding level. The aggregate amounts so withheld were $146,539 and $576,959 at December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, these amounts are included as assets from discontinued operations in the accompanying consolidated balance sheet.

     Under the provisions of the OAA, the operating subsidies from federal, state and local government agencies were subject to audit by those agencies, and such subsidies may be adjusted based on the results of such audits.

     The Company and its affiliated transit bus operators were prosecuting an action, which commenced on September 24, 2003 by service of a complaint on the City of New York. The action was based on a violation of their civil rights pursuant to Section 1983 of the Civil Rights Law of 1871, which claimed that the City had conspired to put the Companies out of business in order to avoid paying compensation rights. Pursuant to the terms of the purchase and sale agreement between the Company and the City of New York dated November 29, 2005 the Company's involvement in this action was terminated.

     The Company and its affiliated transit bus operators were also prosecuting an action commenced in August 2004 by service of complaint on the City of New York and The Metropolitan Transportation Authority ("MTA"). The Companies sought declaratory and injunctive relief compelling the City of New York to honor certain contractual obligations involving the pensions and other rights of the Companies' employees. In addition, the Companies also seek to compel the MTA, to honor such employee rights. Pursuant to the terms of the purchase and sale agreement between the Company and the City of New York dated November 29, 2005 all actions related to these matters were settled.

Union Contract:

     The Company has a Memorandum of Understanding with the Amalgamated Transit Union Local 1181 (the "Union") which expired on December 31, 2002. On January 28, 2005, this Memorandum was modified to include a one-time one thousand ($1,000) dollar bonus for 2003 which will b paid to those employed as of the agreement date and a 3% increase in wages retroactive to January 1, 2004 which amounted to $523,578 of which $322,578 related to retroactive wages in 2004. Union employees as of the agreement date are also eligible for a longevity bonus. Approximately 78% of the Company's labor force was covered under the Union.

                            COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Lease and Assumption Agreements:

     Under various lease and assumption agreements entered into subsequent to 1984, the Company received its buses at no cost from the City.

Ownership:

     The  Company  is  owned by Green  Bus  Lines,  Inc.  (40%),  Triboro  Coach
Corporation (40%) and Jamaica Central Railways, Inc. (20%). Moreover, the Company shares management with these entities through a common Board of Directors.

Revenue Recognition:

     The Company recorded passenger revenue which is included as part of discontinued operations when the service was performed. Operating assistance subsidies were recorded in the periods to which the subsidy relates.

Earnings (Loss) Per Share Information:

     In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share ("Basic EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding. Diluted earnings per common share ("Diluted EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares and dilutive common share equivalents and convertible securities then outstanding. There were no common stock equivalents for any of the periods presented in the Company's consolidated statements of operations.

     The following table sets forth the computation of basic and diluted per share information:

                                                                          Year Ended
                                                                         December 31,
                                                      ------------------------------------------------------
                                                          2006                2005                2004
                                                      -------------       -------------       --------------
Numerator:
Net income (loss)                                     $   656,650         $   886,317         $  (336,643)
                                                      =============       =============       ==============

Denominator:
Weighted average  common shares
outstanding-basic and diluted                               200.0               200.0                200.0
                                                      =============       =============       ==============

Basic and Diluted Per Share Information:
Net income (loss) per share-basic and diluted         $  3,283.25         $  4,431.59         $  (1,683.22)
                                                      =============       =============       ==============

Use of Estimates:

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are

                            COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Impairment of Long-Lived Assets:

     The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to their net carrying values. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

     When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering certain factors including discounted cash flow analyses. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations:

     The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

Cash and Cash Equivalents:

     The  Company   considers  all  highly  liquid   investments  with  original
maturities of three months or less at the date of purchase to be cash equivalents.

Property and Equipment:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

     All of the Company's property and equipment was sold as part of the acquisition of the Company's operations.

     The Company recorded depreciation expense of $-0-, $44,719, and $38,172 related to assets included as part of discontinued operations for the years ended December 31, 2006, 2005 and 2004, respectively.

                             COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

AVAILABLE FOR SALE SECURITIES:

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. Interest on securities is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary of available-for-sale securities are included in the accompanying statement of operations. The cost of securities sold is based on the specific identification method. Estimated fair value is determined based on market quotes.

Injuries and Damages Claims Reserve:

     The Company established reserves for anticipated future settlements of injuries and damages claims arising from accidents up to the Company's maximum self-insurance level of $500,000 per accident for accidents that occurred after December 31, 1992 and prior to January 1, 2002, and $75,000 for accidents that occurred prior to December 31, 1992. The required claims reserves were determined by management after considering factors such as the nature and extent of the injuries or damages and prior experience with similar types of claims. Under the terms of the OAA, the City has guaranteed the reimbursement of monies paid by the Company for its self-insured portion of injury and damages claims (see subsidy programs above).

     Effective January 1, 2002, the City has implemented a new vehicle liability insurance program, which includes vehicle liability insurance coverage obtained on the Company's behalf with several insurance companies (rated A, A+ or A++) and paid directly by NYC. This insurance program provides for coverage up to $20 million per claim and is not subject to any self insurance retention by the Company. In addition, under the new vehicle liability insurance program, the Company is not responsible for the administration or payment of insurance claims arising after January 1, 2002. The Company is not aware of any factors, which might impair the insurance companies' or the City's ability or intent to pay claims covered under the vehicle liability insurance program. The accompanying financial statements do not reflect reserves for such claims arising after January 1, 2002.

Income Taxes:

     The Company accounts for income taxes under the liability method as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company records a valuation allowance against any portion of the deferred income tax asset when it believes, based on the weight of the available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized.

                            COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Comprehensive Income (Loss):

     The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability from an investment in an affiliate to be included in comprehensive income, net of tax.

Recently Issued Accounting Pronouncements:

     In February, 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of SFAS 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is assessing FAS No. 159 and has not yet determined the impact that the adoption of SFAS No. 159 will have on its results of operations or financial position.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This statement defines fair value, establishes a fair value hierarchy to be used in U.S. generally accepted accounting principles and expands disclosures about fair value measurements. Although this statement does not require any new fair value measurements, the application could change current practice. The statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement on its financial position and results of operations.

     In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132(R)." This statement requires a company to recognize the funded status of a benefit plan as an asset or a liability in its statement of financial position. In addition, a company is required to measure plan assets and benefit obligations as of the date of its fiscal year-end statement of financial position. The recognition provision of this statement, along with additional disclosure requirements, is effective for fiscal years ending after December 15, 2006, while the measurement date provision is effective for fiscal years ending after December 15, 2008. Management does not believe that adoption of this statement will have a material impact on the financial position or results of operations of the Company.

     In July 2006, the FASB interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109," was issued regarding accounting for, and disclosure of, uncertain tax positions. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Management does not believe that adoption of this statement will have a material impact on the financial position or results of operations of the Company.

     In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an Amendment of SFAS No. 140." SFAS No. 156 requires separate recognition of a servicing asset and a

                            COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

servicing liability each time an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently adjusted to the fair value at the end of each reporting period. This statement is effective in fiscal years beginning after September 15, 2006. The Company believes implementation of this pronouncement will have no material effect on its financial statements.

     In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments- An Amendment of FASB No. 133 and 140. The purpose of SFAS statement No. 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of any entity's first fiscal year beginning after September 15, 2006. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" SFAS No. 123R"). SFAS No. 123R, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, requires that compensation cost relating to share-based payment transactions be recognized in the financial statements, based on the fair value of the equity or liability instruments issued. On April 14, 2005, the SEC staff postponed implementation of SFAS No. 123 (R) and it is effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and applies to all awards granted, modified, repurchased or cancelled after the effective date. The Company adopted this statement as of January 1, 2006. The Company had no options or warrants issued or outstanding at January 1, 2006 or December 31, 2006. The adoption of this statement had no effect on financial position or results of operation at December 31, 2006.

Concentrations of Credit Risk:

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

3.  DISCONTINUED OPERATIONS:

     As stated in Note 1, on November 29, 2005, the Company entered into an agreement and subsequently closed on December 5, 2005 with the City to buy, all of the Company's assets used in connection with the Company's bus operations. Accordingly, the results have been presented as a discontinued operation in the Company's financial statements for all periods presented.

                            COMMAND BUS COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

3.  DISCONTINUED OPERATIONS: Continued

     The  following  table sets forth the detail of the  Company's  net earnings
(loss) from discontinued operations:

                                                                 Bus Operations
Year ended December 31, 2006:
Revenues from discontinued operation                             $    129,422
                                                                 ==============

Loss from discontinued operation                                 $   (356,486)
Benefit from income taxes                                           1,013,136
                                                                 --------------
Income from operations of discontinued operation, net of tax     $    656,650

Year ended December 31, 2005:
Revenues from discontinued operation                             $ 25,173,844
                                                                 ==============

Loss from operations of discontinued operation                   $ (1,646,778)
Provision for income taxes                                                  -
                                                                 --------------
Loss from discontinued operation, net of tax                     $ (1,646,778)
                                                                 ==============

Gain on sale of discontinued operation                           $  3,996,303
Provision of income taxes                                           1,463,208
                                                                 --------------
Gain on sale of discontinued operation, net of tax               $  2,533,095
                                                                 ==============

Year ended December 31, 2004:
Revenues from discontinued operation                             $ 24,176,344
                                                                 ==============

Loss from discontinued operation                                 $   (331,505)
Provision for income taxes                                              5,138
                                                                 --------------
Loss from operations of discontinued operation, net of tax       $   (336,643)
                                                                 ==============

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

3.  DISCONTINUED OPERATIONS: Continued

     The gain on sale of discontinued operation for the year ended December 31, 2005 is calculated as follows:

Gross proceeds from sale of discontinued operation                $  4,214,636
Write-off of liabilities assumed by New York City                      591,303
Net book value of assets sold                                         (809,636)
                                                                  --------------

 Gain on sale of discontinued operation before income taxes       $  3,996,303
                                                                  ==============

     As of December 31, 2006, all proceeds from sale of discontinued operations have been received by the Company. The remaining assets of the Company are primarily related to cash received from the sale of the assets, and operating subsidies due from New York City. The remaining liabilities are primarily related to accrued income taxes, and other current liabilities. The remaining cash and amount received from the City for operating subsidies will be used to pay the remaining liabilities of the Company.

     The following table presents the major classes of assets and liabilities of Bus Operations:

                                                               December 31
                                                   --------------------------------
                                                       2006                2005
                                                   --------------     -------------
  Current assets:
     Cash                                          $    910,694        $  1,847,333
     Operating subsidies receivable                     146,539           1,481,349
     Due from the City of New York                       99,225           1,002,141
     Other current assets                                     -              63,282
     Other                                               99,000                   -
     Prepaid taxes                                      119,943                   -
     Due from affiliates                                      -             332,000
     Deferred taxes                                           -             297,007
                                                   --------------     -------------
       Total assets                                $  1,375,401       $   5,023,112
                                                   ==============     =============

  Current liabilities:
     Accounts payable                              $          -        $    272,932
     Accrued expenses                                    19,639           1,260,269
     Due to affiliates                                  729,427           2,162,103
     Deferred tax liability                                   -             833,488
     Unfunded Pension Expense                                 -             293,711
     Deferred credit pension expense                          -           3,715,757
     Current portion of injuries and damages
     withholdings                                             -             708,306
                                                   --------------     -------------
       Total liabilities                           $    749,066        $  9,246,566
                                                   ==============     =============


The net cash flow (used in) provided by operating activities attributable to discontinued operations was $(1,746,274) in 2006, $(3,157,908) in 2005 and
$451,085 in 2004. The net cash provided by investing activities attributable to discontinued operations was $809,635 in 2006, $3,405,000 in 2005 and $0 in 2004. The net cash provided by (used in) financing activities attributable to discontinued operations was $0 in 2006, $649,394 in 2005 and $(482,696) in 2004.

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

4.  AVAILABLE FOR SALE SECURITIES:

     The following is a summary of available for sale securities at December 31, 2006 and 2005 respectively:

                                                                         Gross             Gross
                                                                         Unrealized        Unrealized         Fair
                                                            Costs        Gain              Losses             Value
                                                           --------      -----------       -----------        ----------

  December 31, 2006
  State and political subdivision debt securities          $ 10,002        $       -        $      (2)        $ 10,000
                                                           --------      -----------       -----------        ----------

  Total available for sale securities                      $ 10,002        $       -        $      (2)        $ 10,000
                                                           ========      ===========       ===========        ==========
   December 31, 2005
  State and political subdivision debt securities          $  9,818        $     196        $       -         $ 10,014
                                                           --------      -----------       -----------        ----------

  Total available for sale securities                      $  9,818        $     196        $       -         $ 10,014
                                                           ========      ===========       ===========        ==========

     The amortized cost and estimated fair value of debt securities by contractual maturity at December 31, 2006, are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations.

                                                  Estimated
                                    Costs         Fair Value
                                   -------        -----------

  Within one year                 $ 10,002        $   10,000
                                   =======        ===========

5.  NOTE PAYABLE TO BANK:

     On December 30, 2003, the Company, along with the Triboro Coach Corporation and Subsidiaries, Jamaica Central Railways, Inc. and Subsidiaries, Green Bus Lines, Inc. and Subsidiary, and G.T.J. Company, Inc. and Subsidiaries (the "Affiliated Group"), replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of July 30, 2004. The facility had been renegotiated over several renewals and had been extended to June 30, 2007. In July of 2007, the Affiliated Group terminated its relationship with the lender and paid all amounts outstanding under the line of credit. Under the terms of the agreement, the entire group had a $6.5 million facility consisting of a $4 million line of credit, which was secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million was being used to finance the working capital needs of the Affiliated Group. The facility bore interest at the prime rate and was adjusted from time to time. The loans were collateralized by all tangible assets of the Affiliated Group.

     As of December 31, 2006 and 2005, $0 was outstanding under this line of credit.

     The Affiliated Group was required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2006, the cash flow coverage ratio must not be

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

5.  NOTES PAYABLE TO BANK: Continued

less than 1.1 to 1.0, the leverage ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

     The Affiliated Group did not meet certain covenants for these financial statements and requested waivers from the bank for the breach of these covenants. Waivers had been provided to the Affiliated Group.

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS:

Non-Union:

     The Company maintained a defined benefit pension plan which covered substantially all of its nonunion employees. Participant benefits were based on years of service and the participant's compensation during the last three years of service. The Company's funding policy was to contribute annually an amount that does not exceed the maximum amount that can be deducted for Federal income tax purposes. Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

     Plan assets consisted primarily of money market  investments,  fixed income
securities,   equity  securities,   corporate  debt  securities  and  government
securities.

     The  following  tables  present  certain  financial   information  for  the
Company's non-union defined benefit pension plan as of and for the years ended December 31, 2006, 2005 and 2004:

                                                                  Year Ended December 31,
                                                   --------------------------------------------------------
                                                      2006                  2005                 2004
                                                   -------------        ------------          -------------
Change in projected benefit obligation
Projected benefit obligation at beginning of       $  6,055,171         $  6,110,018          $  5,816,566
year
Service cost                                                  -              253,575               236,927
Interest cost                                            33,900              386,628               373,863
Actuarial loss                                          275,733              728,695               (31,264)
Curtailment gain                                              -           (1,133,854)                    -
Settlement gain                                      (6,305,424)                   -                     -
Benefits paid                                           (59,380)            (289,891)             (286,074)
                                                   --------------         ------------        -------------
Projected benefit obligation at the end of
year                                               $          -         $  6,055,171          $  6,110,018
                                                   ==============         ============        ==============

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

                                                                  Year Ended December 31,
                                                   --------------------------------------------------------
                                                      2006                  2005                 2004
                                                   -------------        ------------          -------------
Change in plan assets
Fair value of plan assets at beginning of          $  5,978,820         $  5,677,361          $  5,219,331
year
Actual return on plan assets                            145,039              287,163               430,354
Employer contributions                                        -              363,600               363,600
Benefits paid                                           (59,380)            (289,891)             (286,074)
Transfer to MTA                                      (6,002,056)                   -                     -
Expenses paid                                           (62,423)             (59,413)              (49,850)
                                                   -------------        ------------          -------------
Fair value of plan assets at the end of year       $          -         $  5,978,820          $  5,677,361
                                                   =============        ============          =============

Funded status                                      $          -         $    (76,351)         $   (432,657)
Unrecognized prior service cost                               -                    -                26,008
Unrecognized net actuarial loss (gain)                        -              554,275               843,389
                                                   -------------        ------------          -------------
Net amount recognized                              $          -         $    477,924          $    436,740
                                                   =============        ============          =============

     Such amounts are recognized in the balance sheet within prepaid expenses and other at the respective dates.

                                                                      2006          2005
                                                                   ----------  -------------
  Amounts recognized in the balance sheet consist of:
  Prepaid benefit cost                                             $  -        $          -
  Accrued benefit liability (included in other liabilities)           -             (76,351)
  Accumulated other comprehensive loss                                -             554,275
                                                                   ----------  -------------
  Net amount recognized                                            $  -        $    477,924
                                                                   ==========  =============

     The following weighted-average assumptions were used to determine the Company's post retirement benefit obligation shown above at December 31:

                                       2006                2005
                                      -------             -------

  Discount rate                        5.75%               5.75%
  Compensation increase                4.00%               4.00%

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

                                                                  Year Ended December 31,
                                                   --------------------------------------------------------
                                                      2006                  2005                 2004
                                                   -------------        ------------          -------------
  Components of net periodic benefits cost
  Service cost                                    $           -         $     253,575        $     236,927
  Expense cost                                            6,570                57,328               61,157
  Interest cost                                          33,900               386,628              373,863
  Expected return on plan assets                        (44,660)             (450,744)            (418,055)
  Amortization of prior service cost and                    970                 7,859                8,860
  other

  Recognized actuarial loss                                   -                49,621               27,953
                                                   -------------        ------------          -------------
  Net period benefit cost                                (3,220)              304,267              290,705
  Settlement loss                                       481,144                     -                    -
  FAS 88 Curtailment loss                               585,504                18,149                    -
                                                   -------------        ------------          -------------
  Total pension expense                           $   1,063,428         $     322,416        $     290,705
                                                   =============        =============         =============

     The following weighted-average assumptions were used to determine the Company's post retirement benefit expense shown above for the years ended at December 31, 2006, 2005, and 2004:

                                              Years Ended December 31,
                                            -----------------------------
                                            2006        2005      2004
                                            ------     ------     -------

  Discount rate                              5.75%       6.00%     6.50%
  Compensation increase                      4.00%       4.00%     5.00%
  Expected long-term rate of return on       8.00%       8.00%     8.00%
  assets

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

     Included in the Agreement with the City, the non-union plan merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact that the non-union employees ceased future benefit accruals under the Command Non-Union Retirement Plan.

     The transfer of plan assets to the MTA DB Pension Plan on February 6, 2006 resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

     SFAS No. 88 requires accelerated amortization or immediate recognition of the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company's recognition of a gain of approximately $330,000 due to transfer of benefit liability in excess of assets plus immediate recognition of existing loss of approximately $810,000 as of the asset transfer date on February 6, 2006 results in an overall settlement loss of approximately $480,000.

     The asset allocation for the Company's retirement plans is based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of asset classes and the correlation at those returns.

     The percentage of asset allocations of the Company's pension plan at December 31, 2005, by asset category were as follows:

                                              2005
                                            -------

  Equity securities                            58%
  Debt securities                              38%
  Cash and others                              4%
                                            -------

  Total                                       100%
                                            =======

     The Company participated in a multi-employer plan that provided health care benefits, including defined postretirement health care benefits, to substantially all nonunion employees. The amount contributed to the plan and charged to benefit cost was $7,022, $543,793 and $498,481 in 2006, 2005 and
2004, respectively.

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

Union:

     The Company maintained a defined benefit pension plan which covered substantially all of its union employees. Participant benefits were based on the employee's basic monthly wage rate in effect on January 1, 1997, subject to certain minimum monthly pension as defined in the plan agreement. The Company's funding policy was to contribute annually an amount that does not exceed the maximum amount that can be deducted for Federal income tax purposes, in accordance with guidelines contained in the union contract. Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets consisted primarily of money market funds, equity and debt securities and domestic and international mutual funds.

     The  following  tables  present  certain  financial   information  for  the
Company's union defined benefit pension plan as of and for the years ended December 31, 2006 and 2005:

                                                                       Years Ended December 31,
                                                               -------------------------------------------
                                                                     2006                     2005
                                                               -----------------         -----------------
  Change in projected benefit obligation
  Projected benefit obligation at beginning of year            $      17,205,293         $      15,797,750
  Service cost                                                                 -                   567,409
  Interest cost                                                           72,600                   947,333
  Amendments                                                                   -                    28,163
  Actuarial (gain) loss                                                 (371,081)                  564,390
  Benefits paid                                                          (93,548)                 (699,752)
  Settlement gain                                                    (16,813,264)                        -
                                                               -----------------         -----------------
  Projected benefit obligation at the end of year              $               -         $      17,205,293
                                                               =================         ==================

                                                                       Years Ended December 31,
                                                               --------------------------------------------
                                                                     2006                     2005
                                                               -----------------         ------------------
  Change in plan assets
  Fair value of plan assets at beginning of year               $      13,278,381         $      12,527,265
  Actual return on plan assets                                           243,490                   697,098
  Employer contributions                                                  37,636                   755,075
  Plan participants' contributions                                             -                   300,000
  Benefits paid                                                          (93,548)                 (699,752)
  Expenses paid                                                         (144,161)                        -
  Transfer to MTA                                                    (13,321,798)                 (301,305)
                                                               -----------------         ------------------
  Fair value of plan assets at the end of year                 $               -         $      13,278,381
                                                               =================         ==================

  Funded status                                                $               -         $      (3,926,912)
  Unrecognized prior service cost                                              -                         -
  Unrecognized net actuarial loss                                              -                 3,639,060
                                                               -----------------         ------------------
  Net amount recognized                                        $               -         $        (287,852)
                                                               =================         ==================

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

                                                                       Years Ended December 31,
                                                              ----------------------------------------------

  Amounts recognized in the balance sheet consist of:                2006                     2005
                                                              ------------------         -------------------
  Accrued benefit liability (included in other                 $               -         $      (3,926,912)
  liabilities)
  Intangible asset (included in other assets)                                  -                         -
  Accumulated other comprehensive loss                                         -                 3,639,060
                                                              ------------------         -------------------

  Net amount recognized                                        $               -         $        (287,852)
                                                              ==================         ====================

     The following weighted-average assumptions were used to determine the Company's post retirement benefit obligation shown above at December 31:

                                              2006           2005
                                             ------         -------

  Discount Rate                               5.75%          5.75%
  Compensation increase                        N/A            N/A


                                                                 Years Ended December 31,
                                                   -------------------------------------------------------
                                                      2006                 2005                 2004
                                                   -------------        -------------        -------------

  Components of net periodic benefits cost
  Service cost                                    $           -         $     325,527        $     273,949
  Expense cost                                           23,077               170,000              110,000
  Interest cost                                          72,600               947,333              895,672
  Expected return on plan assets                        (79,344)           (1,006,226)            (917,168)
  Amortization of prior service cost and                 11,600               317,471              311,523
  other
  Recognized actuarial loss                                   -               140,514              108,083
                                                   -------------        -------------        -------------
  Net period benefit cost                                27,933               894,619              782,059
  Settlement gain                                      (315,785)                   -                     -
  FAS 88 Curtailment (gain) loss                       (522,845)            1,049,338                    -
                                                   -------------        -------------        -------------
  Total pension expense                           $    (810,697)        $   1,943,957        $     782,059
                                                   =============        =============        =============

     The following weighted-average assumptions were used to determine the Company's post retirement benefit expense shown above for the years ended at December 31, 2006, 2005, and 2004:

                            COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

                                                                 December 31,
                                                      ------------------------------------
                                                      2006           2005           2004
                                                      ------        --------       -------

  Discount rate                                        5.75%          6.00%          6.50%
  Compensation increase                                N/A%           N/A%           N/A%
  Expected long-term rate of return on                 8.00%          8.00%          8.00%
  Assets

     The asset allocation for the Company's retirement plans were based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of asset classes and the correlation of those returns.

     The percentage of asset allocations of the Company's pension plan at December 31, 2005, by asset category were as follows:

                                             2005
                                            --------

  Equity securities                            50%
  Debt securities                              49%
  Cash and others                               1%
                                            --------

  Total                                       100%
                                            ========

     Included in the agreement with the City, the union plan merged into the Metropolitan Transit Authority's DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits." The curtailment was caused by the fact that the union employees ceased future benefit accruals under the Command Union Retirement Plan.

     SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a curtailment gain of approximately $523,000 in 2006.

     The transfer of plan assets to the MTA DB Pension Plan on January 31, 2006, resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

     SFAS No. 88 requires accelerated amortization or immediate recognition of the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company's recognition of a gain of approximately $3,535,000 due to transfer of benefit liability in excess of assets plus immediate recognition of existing loss of approximately $3,220,000 as of the asset transfer date on January 31, 2006 which results in an overall settlement gain of approximately $315,000.

     As a result of the transfer of the Plan's assets to the MTA DB Plan, the Company is no longer obligated to make benefit payments for both the non-union and Union Plans.

     In February 2006, the Internal Revenue Service ("IRS") notified the Company that the Command Union Retirement Plan Form 5500 for the year 2004 was the subject of an audit. In November 2006, the

                         COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

6.    PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

     IRS notified the Company that in 2004 and 2005 certain eligible employees were erroneously excluded from plan contributions. The Company reached a sanction settlement with the IRS related to this issue.

Other Retirement Benefits:

     The Company sponsored a defined contribution 401(k) plan for its non-union employees which covered all employees who, at the plan's anniversary date, had completed one year of service and are at least 21 years of age. The plan was funded by employee salary deferral contributions and employer discretionary contributions. There were no discretionary contributions made by the Company during 2006, 2005. This plan was terminated in 2006.

7.  RELATED PARTY TRANSACTIONS:

     The Company has an agreement with Varsity Transit, Inc., an entity affiliated through common ownership, whereby Varsity Transit, Inc. provides the Company with certain administrative and data processing services. Total service fees incurred under this agreement and included in other nonoperating expenses were $13,517, $573,776, and $290,239 in 2006, 2005 and 2004, respectively.

     Net advances due to Varsity Transit, Inc. were $729,427 and $1,506,633 and $990,918 at December 31, 2006, 2005, and 2004, respectively. The Company owed $-0- and $260,236 to various affiliated companies at December 31, 2006 and 2005, respectively.

     Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper (Chairman of the Board), has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2006, 2005, and 2004 were $-0-, $-0- and $33,401, respectively.

8.  INCOME TAXES:

     The (benefit) expense from discontinued operations for income taxes are as follows:

                                           Year Ended December 31,
                           -----------------------------------------------------
                               2006                2005              2004
                           --------------      -------------     ---------------
  Current:
  Federal                  $     (75,000)      $     356,151      $           -
  State and local                  1,875              43,054                  -
  Deferred                      (940,011)          1,064,003              5,138
                           --------------      -------------     ---------------
                           $  (1,013,136)      $   1,463,208      $       5,138
                           ==============      =============     ===============

                         COMMAND BUS COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 2006, 2005, AND 2004

8.    INCOME TAXES: Continued

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Significant components of the Company's deferred tax assets and liabilities from discontintued operations are as follows:

                                                   Years Ended December 31,
                                               ---------------------------------
                                                     2006                2005
                                                --------------   ---------------

  Deferred tax assets:
  Injuries and damages claims reserves         $      -         $    240,822
  Vacation accrual                                    -                4,499
  Book over tax depreciation                          -               51,686
                                               --------------   ----------------

  Total deferred tax asset                            -              297,007
                                               --------------   ----------------

  Deferred tax liabilities:
  Operating subsidy withholdings                      -              196,166
  Prepaid insurance                                   -                5,538
  State and local taxes, net                          -              109,028
  Pension expense                                     -              522,756
                                               --------------   ----------------

  Total deferred tax liabilities                      -              833,488
                                               --------------   ----------------